        As filed with the Securities and Exchange Commission on February 1, 2002
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                             ______________________


                             PINNACLE SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)
                             ______________________


         California                                   9403003809
 --------------------------           -----------------------------------------
  (State of incorporation)             (I.R.S. Employer Identification Number)


                           280 North Bernardo Avenue
                            Mountain View, CA 94043
 ------------------------------------------------------------------------------
   (Address, including zip code of Registrant's principal executive offices)
                             ______________________

                            1994 DIRECTOR OPTION PLAN
                            (Full title of the plan)
                              ______________________

                                 MARK L. SANDERS
                      President and Chief Executive Officer
                              Pinnacle Systems, Inc
                            280 North Bernardo Avenue
                             Mountain View, CA 94043
                                 (650) 526-1600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ______________________

                                   Copies to:

                             CHRIS F. FENNELL, ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94306
                                 (650) 493-9300
                             ______________________

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                             Proposed Maximum      Proposed Maximum      Amount of
 Title of Each Class of Securities     Amount to be         Offering Price Per    Aggregate Offering    Registration
               to be Registered         Registered             Share ($)(1)            Price ($)          Fee ($)
---------------------------------------------------------------------------------------------------------------------
Common Stock, no par value /(1)/            600,000 shares        $9.23               $5,538,000.00           $509.50
=====================================================================================================================

                            ______________________

(1) The number of shares of common stock, no par value ("Common Stock"), stated above includes Preferred Share Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from Common Stock. The maximum number of shares which may be sold upon exercise of options granted under the 1994 Director Option Plan (the "Plan") is subject to adjustment pursuant to the Plan. Accordingly, pursuant to Rule 416 of the Securities Act of 1933, as amended, (the "Securities Act") this Registration Statement covers, in addition to the number of shares stated above, any additional shares which may be subject to grant or are otherwise issuable after the operation of any such adjustment provisions.

(2) The Proposed Maximum Offering Price Per Share was estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of computing the amount of the registration fee. The average of the high and low prices for our Common Stock as reported on the Nasdaq National Market on January 28, 2002 was $9.23.

================================================================================

     The contents of the Registrant's Form S-8 Registration Statement (Registration Statement No. 33-89706), as filed with the Securities and Exchange Commission on February 23, 1995, relating to the 1994 Director Option Plan are incorporated herein by reference.

             PART II  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission by the Registrant pursuant to the Securities Exchange Act of 1934 or as otherwise indicated, are hereby incorporated by reference in this Registration Statement and shall be deemed to be part hereof:

     (a) Annual Report on Form 10-K for the fiscal year ended June 30, 2001, filed with the Securities and Exchange Commission on September 26, 2001.

     (b) Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the Securities and Exchange Commission on November 14, 2001.

     (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on September 9, 1994, including any amendment or report filed for the purpose of updating such description.

     (d) The description of the Registrant's Preferred Share Purchase Rights contained in the Registrants Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on December 19, 1996, as amended May 19, 1998 and, including any report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of the securities covered hereby then remaining unsold, shall also be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except to the extent modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

Not required.

Item 5.   Interests of Named Experts and Counsel

Not applicable.

Item 6.   Indemnification of Directors and Officers.

     As permitted by Section 204(a) of the California General Corporation Law, our Articles of Incorporation eliminate a director's personal liability for monetary damages to us and our shareholders arising from a breach or alleged breach of the director's fiduciary duty, except for liability arising under Sections 310 and 316 of the California General Corporation Law or liability for
(i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of us or our shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to us or our shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to us or our shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to us or our shareholders, (vi) interested transactions between the corporation and a director in which a director has a material financial interest, and (vii) liability for improper distributions, loans or guarantees. This provision does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law.

     Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act. Our Articles of Incorporation and Bylaws contain provisions covering indemnification to the maximum extent permitted by the California General Corporation Law of corporate directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers employees or agents, including proceedings under the Securities Act or the Securities Exchange Act of 1934. We have entered into Indemnification Agreements with our directors and executive officers.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

   Exhibit
   Number                               Documents
------------   -----------------------------------------------------------------
     4.1       Pinnacle Systems, Inc. 1994 Director Option Plan, as amended on
               October 26, 2001

     5.1       Opinion of Counsel as to legality of securities being registered

    23.1       Consent of Counsel (contained in Exhibit 5.1)

    23.2       Consent of KPMG LLP, Independent Auditors

    24.1       Power of Attorney (included on signature page)

Item 9.   Undertakings

          A.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs
(1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the California Corporations Code, the Articles of Incorporation of the registrant, the Bylaws of the registrant, indemnification agreements entered into between the registrant and its officers and directors or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Pinnacle Systems, Inc., a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California on this 30th day of January 2002.

                                      PINNACLE SYSTEMS, INC.


                                      By:  /s/ Mark L. Sanders
                                         ---------------------------------------
                                           Mark L. Sanders
                                           President and Chief Executive Officer
                                           (Principal Executive Officer)

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark L. Sanders and Arthur D. Chadwick, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                         Title                                      Date
----------------------------------     ----------------------------------------------------       ----------------
/s/ MARK L. SANDERS                    Chairman of the Board, President and Chief                 January 30, 2002
----------------------------------     Executive Officer (Principal Executive Officer)
Mark L. Sanders


/s/ ARTHUR D. CHADWICK                 Vice President, Finance and Administration, Chief          January 30, 2002
----------------------------------     Financial Officer and Secretary (Principal Financial
Arthur D. Chadwick                     and Accounting Officer)



/s/ AJAY CHOPRA                        Director                                                   January 30, 2002
----------------------------------
Ajay Chopra


/s/ L. GREGORY BALLARD                 Director                                                   January 30, 2002
----------------------------------
L. Gregory Ballard


/s/ L. WILLIAM KRAUSE                  Director                                                   January 30, 2002
----------------------------------
L. William Krause


/s/ JOHN C. LEWIS                      Director                                                   January 30, 2002
----------------------------------
John C. Lewis

/s/ GLENN E. PENISTEN                      Director                             January 30, 2002
--------------------------------------
Glenn E. Penisten


/s/ CHARLES J. VAUGHAN                     Director                             January 30, 2002
--------------------------------------
Charles J. Vaughan

                                Index To Exhibits

Exhibit
Number    Description
-------   ------------

 4.1 Pinnacle Systems, Inc. 1994 Director Option Plan, as amended on October 26, 2001

 5.1      Opinion of Counsel as to legality of securities being registered

23.1      Consent of Counsel (contained in Exhibit 5.1)

23.2      Consent of KPMG LLP, Independent Auditors

24.1      Power of Attorney (included on signature page)